Exhibit 10.41

AMENDED AND RESTATED

HAMPTON ROADS BANKSHARES, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

1. PLAN ADMINISTRATION AND ELIGIBILITY.

1.1. PURPOSE AND PLAN FREEZE. The Hampton Roads Bankshares, Inc. Directors’ Deferred Compensation Plan (“Plan”) permitted the members of the Board of Directors of the Hampton Roads Bankshares, Inc. (“Company”) and its wholly owned subsidiary, Bank of Hampton Roads, Inc. to defer their Fees (as defined below) into a deferred cash account, restricted stock or into nonqualified stock options. Effective December 31, 2007, this Plan was frozen; fees deferred for 2007 and prior years will be paid according to the terms of this Plan and executed deferral elections. There will be no acceleration of the payment of deferred amounts. Effective December 31, 2007, the Company shall establish a Deferred Stock Account (as defined in Section 3) for Eligible Directors (as defined in Section 1.2) holding restricted stock. The Deferred Stock Account shall be credited with a number of shares of common stock of the Company (“Shares”), including fractional shares, equal to the restricted stock held by such director.

1.2. ELIGIBILITY. Each member of the Board of Directors of Hampton Roads Bankshares, Inc. and Bank of Hampton Roads, Inc., its wholly owned subsidiary, is eligible to participate in the Plan (“Eligible Director”).

1.3. ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Board of Directors of the Company (“Board”). Pursuant to such authorization, the Board of Directors shall have the responsibility for carrying out the terms of the Plan, including but not limited to the determination of the amount and form of payment of annual or monthly retainer and any additional fees payable by the Company or a subsidiary to an Eligible Director for his or her services as a director (the “Fees,” which shall not include reimbursements or other payments not for services rendered). To the extent permitted under the securities laws applicable to compensation plans including, without limitation, the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under the Internal Revenue Code of 1986, as amended (the “Code”), a committee of the Board of Directors, or a subcommittee of any committee, may exercise the discretion granted to the Board under the Plan, provided that the composition of such committee or subcommittee shall satisfy the requirements of Rule 16b-3 under the Exchange Act (i.e., comprised of independent and/or non-executive directors), or any successor rule or regulation. The Board of Directors may also designate a plan administrator to manage the record keeping and other routine administrative duties under the Plan.

2. STOCK SUBJECT TO THE PLAN.

2.1. SHARE PURCHASE. To satisfy the requirements of Section 3, the Company shall direct the trustees (“Trustees”) of the Hampton Roads Bankshares, Inc. Executive Savings

Plan Trust (the “ESP Trust”) to receive shares of restricted stock contributed to such trust and to purchase Shares on the open market or from the Company. The purchase, holding and distribution of Shares by the Trustee hereunder shall in all cases be conducted pursuant to applicable law (including the rules and regulations of the U.S. Securities and Exchange Commission) and any Company policies and procedures then in effect.

2.2. GENERAL RESTRICTIONS. Delivery of Shares under Section 3 of the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for delivery of stock certificates, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

2.3. TAX WITHHOLDING. The Board may condition the delivery of any shares or other benefits under the Plan on satisfaction of any applicable withholding obligations. The Board, in its discretion, and subject to such requirements as the Board may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the participating Eligible Director (“Participant”), through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the participant is otherwise entitled under the Plan.

3. DEFERRED COMPENSATION.

3.1. DEFERRAL OF FEES.

For Fees earned and deferred prior to December 31, 2007, an Eligible Director elected to defer in either cash or Shares all or a portion of the Fees earned during any calendar year by delivering a deferral election to the Company not later than (i) December 31 of the year immediately preceding the year to which the deferral election relates, or (ii) with respect to an Eligible Director’s first year or partial year of service as a director, thirty days following the date on which such director first became a director, but only for Fees earned after such election is made.

3.2. ACCOUNTS; INTEREST AND DIVIDEND CREDITS. On the first day of each calendar year (the “Credit Date”), an Eligible Director who elects to defer his or her Fees shall receive a credit to his or her deferred compensation accounts (the “Deferred Compensation Accounts”) under the Plan as hereinafter provided. Any portion of a Participant’s Fees which are deferred in cash shall be credited to the Participant’s Cash Deferral Account. The amount of the credit shall equal the amount of Fees deferred in cash by the Participant during the immediately preceding year. Any portion of a Participant’s Fees which are deferred in Shares shall be credited to the Participant’s Deferred Stock Account and such Fees shall be contributed to the ESP Trust. The Trustee shall use the contributed Fees to purchase Shares in the open market or from the Company and the Deferred Stock Account shall be credited with the number of shares purchased by the Trustee. Only whole shares shall be purchased and any residual Fees which remain shall be held until the next Credit Date.

On the first day of each calendar year, an amount shall be credited to each Participant’s Cash Deferral Account equal to the Interest Rate (as hereinafter defined) on the balance credited to the Cash Deferral Account during the immediately preceding year. Interest shall accrue on the balance of each Participant’s Cash Deferral Account commencing with the date the first payment is credited thereto and ending with the final payment therefrom. For this purpose, “Interest Rate” shall mean the highest interest rate paid on any outstanding certificate of deposit held by customers at any of the Company’s subsidiary banks on the first day of the calendar year.

Each time any dividend is paid on the Stock, the funds from such dividend will be reinvested by the Trustee on behalf of the Participant in additional Shares in accordance with the terms of the Company’s dividend reinvestment plan then in effect.

3.3 INVESTMENT CHANGE

Subject to the prior approval of the Company and in its sole discretion, as of the first business day of a calendar quarter, a Participant may direct the Company to liquidate his Cash Deferral Account and invest such amount into a Deferred Stock Account. The Trustee shall use the contributed Fees to purchase Shares in the open market or from the Company and the Deferred Stock Account shall be credited with the number of shares purchased by the Trustee. Only whole shares shall be purchased and any residual Fees which remain shall be held until the next Credit Date. A Participant may not direct the Company to liquidate his Deferred Stock Account.

3.4 DEEMED INVESTMENT.

Notwithstanding any provision of this Plan that may be interpreted to the contrary, the Cash Deferral and Deferred Stock Accounts are to be used for bookkeeping purposes only, and a Participant’s election with respect to his Deferred Compensation Accounts shall not be considered or construed in any manner as an actual investment of his Deferred Compensation Accounts. In the event that the Company or the Trustee of the ESP Trust, in its own discretion, decides to invest funds in Shares, no Participant shall have any rights to such Shares themselves.

3.5. PAYMENT.

(a) Subject to Sections 3.6 and 5.10(c) below, an Eligible Director’s Deferred Compensation Accounts shall be paid to the director in five annual installments beginning on the fifth anniversary of the Credit Dates. If an Eligible Director’s Cash Deferral Account is paid in installments, the amount of each installment shall be (l) the balance of the Cash Deferral Account on the Distribution Date divided by the number of installments plus (2) interest credits. If an Eligible Director’s Stock Deferral Account is paid in installments, the number of Shares in each installment shall be the number of Shares in the Stock Deferral Account on the Distribution Date divided by the number of installments, rounded to the nearest whole share. A cash payment will be made with the final installment for any fraction of a share of Common Stock credited to the Eligible Director’s Deferred Stock Account.

(b) Upon the death of an Eligible Director, the Company shall pay any remaining benefits as a single lump sum within 90 days following the date of death.

(c) A lump sum payment and the first payment in a series of installment payments shall be paid no later than: (i) the end of the calendar year in which the Distribution Date occurs, or (ii) if later, the 15th day of the third month following the Distribution Date. Subsequent installment payments shall be paid on the anniversary date of the first payment.

(d) An Eligible Director’s continued service as an employee of the Company is not taken into account in determining whether such director is entitled to a payment under this Plan upon his resignation from the Board.

(e) Except as provided in Treasury Regulation section 1.409A-3(j), no acceleration in the time or schedule of any payment or amount scheduled to be paid from an Eligible Director’s Account is permitted.

3.6. CUSTODY OF SHARES. The Company shall retain custody of all Shares that are transferred from the ESP Trust in payment of an Eligible Directors’ Deferred Compensation Account as provided in Section 3.5(a) above. An Eligible Director shall not be entitled to obtain custody of stock certificates until resignation from the Board of the Company or its subsidiary. The stock certificates shall bear a legend referencing this Plan and describing the terms and conditions of the applicable restrictions in Transfer.

3.7. DESIGNATION OF BENEFICIARY. Each Eligible Director may designate in writing a beneficiary to receive such portion, if any, of the director’s Deferred Compensation Accounts as remains unpaid at the director’s death. In the absence of a valid beneficiary designation, that portion, if any, of an Account remaining unpaid at the director’s death shall be paid to his or her estate.

3.8. NATURE OF PROMISE. The Company shall not be required to segregate or earmark any funds or Shares in respect of its obligations under Section 3 of the Plan. No Eligible Director nor any other person shall have any rights to any assets of the Company by reason of amounts deferred or benefits accrued under this Plan, other than as a general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments in the future and is unfunded for purposes of Title I of ERISA and for tax purposes. The Company shall make available as and when required a sufficient number of shares of Common Stock to meet the requirements arising under the Plan.

3.9. NO ASSIGNMENT. Rights to benefits under this Section 3 of the Plan may not be assigned, sold, transferred, encumbered, pledged or otherwise alienated, attached, garnished, or anticipated, other than in accordance with the beneficiary designation provisions of Section 3.4 above.

4. STOCK OPTIONS.

4.1 ELECTION TO RECEIVE OPTIONS. An Eligible Director may elect that any portion of his or her Fees not deferred under Section 3 above shall be paid in the form of options to purchase the Company’s Common Stock (“Options”).

4.2 TIME AND METHOD OF ELECTION, CHANGE OR REVOCATION. An election pursuant to Section 4.1 or any decision to change or revoke such election shall be governed by the same timing and other requirements set forth in Section 3 with respect to deferral of Fees.

4.3 OPTION TERMS. Options shall be “non-qualified” stock options made under, and pursuant to the terms and conditions of the Bank of Hampton Roads Non-Qualified Stock Option Plan for Directors and Employees. Options shall be issued as of the Credit Date and reflect an exercise price and other terms established according to the provisions of such plans. The Options shall be fully vested when issued and the term of such Options shall be ten (10) years.

4.4 DETERMINATION OF OPTION AMOUNT. The number of Options issued to an Eligible Director under this Section 4 as of any Credit Date shall be the number of Shares stated in the Stock Option Agreement.

5. GENERAL PROVISIONS.

5.1 EFFECTIVE DATE OF THIS PLAN. This Plan was effective April 22, 1997.

5.2 DURATION OF THIS PLAN. This Plan was frozen effective December 31, 2007.

5.3 AMENDMENT OF THIS PLAN. The Plan may be terminated or amended at any time by the Board, or its authorized delegate, effective as of any date specified. No amendment or termination shall decrease an Eligible Director’s Deferred Compensation Account The Plan shall not be terminated unless such termination is permitted and administered in accordance with Treasury Regulation section 1.409A-3(j)(4)(ix).

5.4 CHANGES IN SHARES. To prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the Shares which have been or may be issued under the Plan (any such transaction or event, a “Transaction”), then the Board shall, in such manner as the Board deems equitable: (A) make a proportionate adjustment in 1) the maximum number and type of securities which may be issued under this Plan, and 2) the number and type of securities subject to outstanding accounts (any such adjustment, an “Antidilution Adjustment”); provided, in each case, that the number of Shares subject to any account denominated in shares shall always be a whole number; or (B) cause any right to receive Shares outstanding as of the effective date of the Transaction to be cancelled in consideration of a cash payment or alternate form of equity settlement (whether from the Company or another entity that is a participant in the Transaction) or a combination thereof made to the holder of such cancelled right substantially equivalent in value to the fair market value of such cancelled right. The determination of fair market value shall be made by the Board of Directors in their sole discretion. Any adjustments made hereunder shall be binding on all Participants. Notwithstanding the foregoing, any Antidilution Adjustments to be made to outstanding Options shall be as provided for in the terms of the appropriate plan. A cancellation of a stock right or shares in exchange for a cash payment or other settlement is only permitted if such payment or settlement does not result in an impermissible acceleration of benefits under Section 409A.

5.5 CHANGE OF CONTROL. Upon a Change of Control (as defined below), any outstanding balance in an Eligible Director’s Cash Deferral Account shall be paid in a lump sum and any outstanding balance in an Eligible Director’s Deferred Stock Account shall be distributed in shares of Common Stock if the Eligible Director ceases to serve as a director of the Company or a surviving company after the date of the Change of Control. For purposes of the Plan, the term Change of Control includes: (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. A change in the ownership of the Company occurs on the date that any one person, or more than one person, acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs only on (i) the date any on person or group acquires ownership of stock of the Company possessing 40% or more of the total voting power of the stock, or (ii) the date a majority of the members of the Company’s Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of the Company occurs on the date that any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately before such acquisition. This definition of Change in Control shall be interpreted in a manner that is consistent with Treasury Regulation section 1.409A-3(i)(5).

5.6 LIMITATION OF RIGHTS.

(a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither this Plan, nor the granting of an Option under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

(b) NO SHAREHOLDERS’ RIGHTS. Except as specifically provided by the Plan, a participant in the Plan shall have no rights as a shareholder with respect to the Deferred Stock Account until the date of the issuance to him or her of a stock certificate therefore.

5.7 NOTICE. Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the secretary of the Company and shall become effective when it is received.

5.8 GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

5.9 SEVERABILITY. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

5.10 SECTION 409A OF THE CODE.

(a) Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b) It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply the requirements of Code section 409A (including any transition or grandfather rules thereunder and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

(c) Pursuant to Section 3.01(B)(1).02 of Internal Revenue Notice 2007-86 (“Transition Relief”), the Company may permit Participants to modify their existing deferral elections previously made pursuant to the Plan to reflect new deferral elections regarding the time and form of payment of benefits under the Plan to the full extent permitted by, and in accordance with, the Transition Relief.